UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55411	47-2441958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Park Towers Uptown

1233 West Loop South, Suite 1170

Houston, Texas 77027

(Address of Principal Executive Offices, Zip Code)

(832) 402-1050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01	Other Events.

On January 6, 2020, Lone Star Brewery Development, Inc. (“Lone Star”), a wholly-owned subsidiary of Parkview Capital Credit, Inc., (the “Company”), filed for bankruptcy protection in the United States Bankruptcy Court for the Western District of Texas under Chapter 11 of the United States Bankruptcy Code. On December 17, 2019, BI 28 LLC (the “Lender”), a subsidiary of BridgeInvest, announced its intent to commence foreclosure proceedings as a result of Lone Star’s default under the terms of its loan agreement (the “Loan Agreement”) with the Lender. Following such notice, Lone Star and its lenders, including the Lender, attempted, but were unable, to restructure the terms of the Loan Agreement or enter into another strategic transaction that would result in the restructuring of the Loan Agreement.

As previously reported, Lone Star’s sole asset is a 32-acre parcel of land located at the site of the former Lone Star Brewery in San Antonio, Texas that is proposed to be redeveloped into a mixed-use property featuring food, shopping, entertainment, working and living.  Pursuant to the bankruptcy rules as they relate to single asset real estate bankruptcies, Lone Star has 90 days from the date of its bankruptcy filing to file a restructuring plan to exit bankruptcy or, if a plan is not filed, to begin making interest payments to its lenders.  Lone Star and the Company are continuing to work with potential investment partners in order to finalize a plan prior to the 90-day deadline, but there can be no guarantee that a plan will be filed within that timeframe.

In addition, there is nothing that prohibits the Lender from seeking to lift the bankruptcy stay at any point in time during the course of the bankruptcy case and proceeding with foreclosure of the real estate asset held by Lone Star.

As previously reported, in connection with the execution of the Loan Agreement, the Lender required that the Company guarantee the performance of Lone Star under the terms of the Loan Agreement. As of result of the bankruptcy filing, it is uncertain at this time whether, or to what extent, the Company will be obligated to repay any portion of the loan that Lone Star has with the Lender.

As of January 6, 2020, the Company held an aggregate of 3,207 Series A Preferred Units and 1,000 shares of common stock of Lone Star. As of June 30, 2019, the amortized cost and fair value of such investments was $11,080,000 and $9,971,000, respectively. It is anticipated that the bankruptcy filing by Lone Star will materially impact the fair value of the Company’s investments in Lone Star and, as a result, materially and adversely impact the Company’s net asset value per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: January 9, 2020	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer